EXHIBIT 99.1
                                 [LOGO OMITTED]

                                   CONCURRENT

FOR IMMEDIATE RELEASE

           CONCURRENT RAISES $14 MILLION THROUGH A PRIVATE PLACEMENT


ATLANTA, GEORGIA, MAY 16, 2007 - Concurrent (Nasdaq: CCUR), a worldwide leader of on-demand technology and real-time computing technology, today announced that it has entered into definitive agreements with a group of accredited investors to sell in a private placement 11,200,000 shares of its common stock and warrants to issue up to 2,800,000 shares of common stock. Gross proceeds to Concurrent from the sale of the shares of common stock and warrants are expected to be $14 million. The purchase price for each share of common stock and the related warrant is $1.25. The warrants will have an exercise price of $1.62 per share.

Concurrent plans to use the proceeds of the private placement for general corporate purposes including working capital and capital expenditures.

Neither the shares of Concurrent's common stock nor the warrants to be issued in connection with the private placement have been registered under the Securities Act of 1933, as amended. Accordingly, these securities may not be offered or sold in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act of 1933, as amended. Concurrent has agreed to file a registration statement covering the resale of the common stock as well as the common stock which can be acquired upon exercise of warrants issued in connection with the private placement. This press release shall not constitute an offer to sell or the solicitation of an offer to buy such common stock or warrants.

ABOUT  CONCURRENT
Concurrent (NASDAQ: CCUR) is a leading provider of high-performance, real-time Linux software and solutions for commercial and government markets. For 40 years Concurrent's best-of-breed products have enabled a range of time-critical solutions including: modeling and simulation, high speed data acquisition, visual imaging, low latency transaction processing and on-demand television. Concurrent's on-demand television applications are utilized by major service providers in the cable and IPTV industries to deliver video-on-demand (VOD) and, through subsidiary company Everstream, provide performance measurement systems for interactive media. Concurrent is a global company with regional offices in North America, Europe, Asia and Australia, and has products actively deployed in more than 24 countries. Concurrent's products and services are recognized for being uniquely flexible, comprehensive, robust and reliable. For more information, please visit www.ccur.com.


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FORWARD-LOOKING  STATEMENTS

Certain statements made in this release may constitute "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments, as well as our expectations, beliefs, plans, estimates, or projections relating to the future, are forward-looking statements within the meaning of these laws. These statements include, among others, statements regarding the closing of the private placement, the use of proceeds therefrom, and the registration of the shares offered in the private placement. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected.

Important risk factors are discussed in our Form 10-K filed with the Securities and Exchange Commission (the SEC) on September 1, 2006 and our Form 10-Q for the third quarter of 2007 filed with the SEC on May 7, 2007 and may be discussed in subsequent filings with the SEC. The risk factors discussed in such Form 10-K and Form 10-Q under the heading "Risk Factors" are specifically incorporated by reference in this press release. Our forward-looking statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information, or otherwise.

Concurrent Computer Corporation and its logo and Everstream and its logo are registered trademarks of Concurrent Computer Corporation. All other Concurrent product names are trademarks of Concurrent while all other product names are trademarks or registered trademarks of their respective owners. Linux(R) is used pursuant to a sublicense from the Linux Mark Institute.



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For more information, contact:

Concurrent Investor Relations
-----------------------------
Kirk Somers, Executive Vice President
678.258.4000
investor.relations@ccur.com
---------------------------